POWER OF ATTORNEY

AUTHORIZATION

I hereby authorize Rajesh C. Shrotriya, Abraham N. Oler, Kurt A. Gustafson or
Joseph W. Turgeon,
acting singly, to sign and file on my behalf any and all forms required by the
Securities and Exchange
Commission pursuant to Section 16 of the Securities Exchange Act of 1934 (the
"Exchange Act") relating
to the reporting of beneficial ownership of equity securities of Spectrum
Pharmaceuticals, Inc., a
Delaware corporation (the "Company"), and of changes in such beneficial ownership, together with any
and all amendments thereto.  This authorization shall be effective on and after the date set forth below
and shall continue in effect until I am no longer required to file such forms, unless earlier revoked
by me in writing.

I acknowledge that the persons authorized hereunder are not assuming, nor is the
Company assuming,
any of my responsibilities to comply with Section 16 of the Exchange Act.

Dated as of this 13th day of June, 2014.

      /s/ Stuart M. Krassner
      Stuart M. Krassner